Exhibit 99.1

FBR & CO.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015 AND FOR THE YEARS ENDED DECEMBER 31, 2016, 2015 AND 2014

FBR & CO.

CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

FBR & Co.

Arlington, Virginia

We have audited the accompanying consolidated balance sheets of FBR & Co. as of December 31, 2016 and 2015 and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FBR & Co. at December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/S/ BDO USA, LLP

McLean, Virginia

March 13, 2017

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FBR & Co.

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

	December 31,
	2016	2015
Assets
Cash and cash equivalents	$75,019	$70,067
Receivables:
Securities borrowed	897,343	685,037
Due from brokers, dealers and clearing organizations	4,828	5,513
Customers	2,805	1,429
Other	4,297	5,895
Financial instruments owned, at fair value	32,401	94,923
Other investments, at cost	—	6,539
Goodwill and intangible assets	4,490	6,273
Furniture, equipment, software, and leasehold improvements, net of accumulated depreciation and amortization	12,624	15,071
Deferred tax assets, net of valuation allowance	—	37,497
Prepaid expenses and other assets	4,134	5,172
Total assets	$1,037,941	$933,416

Liabilities and Shareholders’ Equity
Liabilities
Securities loaned	$892,309	$687,443
Financial instruments sold, not yet purchased, at fair value	—	1,934
Accrued compensation and benefits	12,291	13,325
Accounts payable, accrued expenses and other liabilities	15,923	19,947
Total liabilities	920,523	722,649

Commitments and Contingencies (Note 10)
Shareholders’ equity
Preferred Stock, $0.001 par value 100,000,000 authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized, 6,918,306 and 6,795,342 shares issued and outstanding, respectively	7	7
Additional paid-in capital	252,311	259,011
Restricted stock units	14,771	35,929
Accumulated deficit	(149,671)	(84,180)
Total shareholders’ equity	117,418	210,767
Total liabilities and shareholders’ equity	$1,037,941	$933,416

The accompanying notes are an integral part of these consolidated financial statements.

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FBR & Co.

Consolidated Statements of Operations

(Dollars in thousands except per share amounts)

	Year Ended December 31,
	2016	2015	2014
Revenues:
Investment banking:
Capital raising	$43,092	$61,508	$103,902
Advisory	7,453	9,583	11,353
Institutional brokerage	39,213	45,442	56,182
Net investment (loss) income	(557)	5,433	17,774
Interest	29,977	31,774	13,067
Dividends and other	527	1,692	1,030
Total revenues	119,705	155,432	203,308
Interest expense	21,388	35,037	21,183
Revenues, net of interest expense	98,317	120,395	182,125

Non-interest expenses:
Compensation and benefits	73,313	77,463	103,811
Occupancy and equipment	12,318	12,680	13,480
Professional services	9,798	13,287	13,259
Communications	9,119	10,865	11,514
Business development	8,382	9,819	11,689
Clearing and brokerage fees	5,180	5,328	4,757
Impairment of goodwill	1,259	—	—
Other operating expenses	6,700	6,711	6,255
Total non-interest expenses	126,069	136,153	164,765
(Loss) income before income taxes	(27,752)	(15,758)	17,360
Income tax provision (benefit)	38,252	(8,297)	341
Net (loss) income	$(66,004)	$(7,461)	$17,019

(Loss) income per share:
Basic (loss) income per share	$(8.89)	$(0.92)	$1.66
Diluted (loss) income per share	$(8.89)	$(0.92)	$1.48

Basic weighted average shares outstanding (in thousands)	7,428	8,069	10,283
Diluted weighted average shares outstanding (in thousands)	7,428	8,069	11,465
Cash dividends declared per common share	$0.80	$0.40	$—

The accompanying notes are an integral part of these consolidated financial statements.

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FBR & Co.

Consolidated Statements of Comprehensive Income

(Dollars in thousands)

	Year Ended December 31,
	2016	2015	2014
Net (loss) income	$(66,004)	$(7,461)	$17,019
Other comprehensive income, net of tax:
Change in unrealized gain (loss) on available-for-sale investment securities, net of taxes of $0, $28, and $7, respectively	—	(44)	10
Comprehensive (loss) income	$(66,004)	$(7,505)	$17,029

The accompanying notes are an integral part of these consolidated financial statements.

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FBR & Co.

Consolidated Statements of Changes Shareholders’ Equity

(Dollars and shares in thousands)

	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Restricted Stock Units	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
Balances at December 31, 2013	10,545	$11	$362,983	$21,487	$34	$(93,738)	$290,777
Net income	—	—	—	—	—	17,019	17,019
Issuance of common stock, net of forfeitures	295	—	5,447	(3,100)	—	—	2,347
Repurchase of common stock	(2,380)	(3)	(64,091)	—	—	—	(64,094)
Repurchase of common stock for employee tax withholding	(71)	—	(1,823)	—	—	—	(1,823)
Stock compensation expense for options granted to purchase common stock	—	—	204	—	—	—	204
Issuance of restricted stock units	—	—	—	15,966	—	—	15,966
Change in unrealized (loss) on available-for-sale investment securities, net of taxes	—	—	—	—	10	—	10
Balances at December 31, 2014	8,389	$8	$302,720	$34,353	$44	$(76,719)	$260,406
Net loss	—	—	—	—	—	(7,461)	(7,461)
Common stock dividends	—	—	(3,710)	—	—	—	(3,710)
Issuance of common stock, net of forfeitures	494	1	8,147	(5,680)	—	—	2,468
Repurchase of common stock	(1,950)	(2)	(45,217)	—	—	—	(45,219)
Repurchase of common stock for employee tax withholding	(138)	—	(3,113)	—	—	—	(3,113)
Stock compensation expense for options granted to purchase common stock	—	—	184	—	—	—	184
Issuance of restricted stock units	—	—	—	7,256	—	—	7,256
Change in unrealized gain on available-for-sale investment securities, net of taxes	—	—	—	—	(44)	—	(44)
Balances at December 31, 2015	6,795	$7	$259,011	$35,929	$—	$(84,180)	$210,767
Net loss	—	—	—	—	—	(66,004)	(66,004)
Common stock dividends	—	—	(6,248)	—	—	—	(6,248)
Issuance of common stock, net of forfeitures	1,427	—	21,863	(21,005)	—	—	858
Repurchase of common stock	(756)	—	(13,104)	—	—	—	(13,104)
Repurchase of common stock for employee tax withholding	(548)	—	(9,302)	—	—	—	(9,302)
Stock compensation expense for options granted to purchase common stock	—	—	91	—	—	—	91
Issuance of restricted stock units	—	—	—	(153)	—	—	(153)
Cumulative adjustment for change in accounting principle	—	—	—	—	—	513	513
Balances at December 31, 2016	6,918	$7	$252,311	$14,771	$—	$(149,671)	$117,418

The accompanying notes are an integral part of these consolidated financial statements.

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FBR & Co.

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year Ended December 31,
	2016	2015	2014
Cash flows from operating activities
Net (loss) income	$(66,004)	$(7,461)	$17,019
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	3,618	3,312	1,990
Deferred income taxes	38,082	(8,820)	2,239
Net investment loss (income)	557	(5,433)	(17,774)
Stock compensation	423	7,192	9,397
Impairment of goodwill	1,259	—	—
Other	559	46	192
Changes in operating assets:
Receivables:
Securities borrowed	(212,306)	(90,363)	(594,674)
Brokers, dealers and clearing organizations	684	6,940	(5,405)
Customers	(1,730)	2,209	780
Affiliates	(1,732)	(3,341)	(4,022)
Interest, dividends and other	1,773	2,810	(468)
Trading securities	8,745	43,662	499
Prepaid expenses and other assets	965	1,505	(483)
Changes in operating liabilities:
Securities loaned	204,866	91,726	595,717
Trading account financial instruments sold, not yet purchased	(924)	(38,452)	(2,863)
Accounts payable, accrued expenses and other liabilities	(2,994)	(4,008)	4,235
Accrued compensation and benefits	616	(21,141)	(16,614)
Brokers, dealers and clearing organizations	—	—	(8,702)
Net cash used in operating activities	(23,543)	(19,617)	(18,937)
Cash flows from investing activities
Proceeds from sales of and distributions from investments	60,143	40,950	60,681
Purchase of securities lending business	(1,332)	(2,166)	(1,000)
Settlement of financial instruments sold, not yet purchased	(1,134)	(288,860)	(208,848)
Purchases of furniture, equipment, software, and leasehold improvements	(787)	(2,261)	(9,509)
Financial instruments sold, not yet purchased	—	217,940	301,230
Purchases of investment securities and other investments	(24)	(17,563)	(74,382)
Purchase of broker-dealer, net of cash acquired	—	(2,275)	—
Due from brokers, dealers and clearing organizations	—	84,134	(84,134)
Net cash provided by (used in) investing activities	56,866	29,899	(15,962)
Cash flows from financing activities
Repurchases of common stock	(22,406)	(48,332)	(65,917)
Proceeds from sales of common stock and repayments of employee stock purchase plan	239	2,089	1,805
Dividends paid	(6,204)	(2,934)	—
Net cash used in financing activities	(28,371)	(49,177)	(64,112)
Cash and cash equivalents
Net increase (decrease) in cash and cash equivalents	4,952	(38,895)	(99,011)
Cash and cash equivalents, beginning of period	70,067	108,962	207,973
Cash and cash equivalents, end of period	$75,019	$70,067	$108,962
Supplemental cash flows disclosures
Income tax payments	$180	$19	$3,339
Interest payments	$22,175	$35,745	$21,775
Non-cash investing and financing activities
Leasehold improvement incentives	$—	$68	$4,434
Acquisition of securities lending business - contingent consideration	$65	$(637)	$4,070
Dividends payable	$688	$776	$—

The accompanying notes are an integral part of these consolidated financial statements.

8

FBR & Co.

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Note 1. Organization and Nature of Operations:

Organization

FBR & Co., (the “Company”), a Virginia corporation, is a holding company of which the principal operating companies are FBR Capital Markets & Co. (“FBRCM”), MLV & Co. LLC (“MLV”), and FBR Capital Markets PT, Inc. (“FBRPT”).

FBRCM is an SEC-registered broker-dealer and member of the Financial Industry Regulatory Authority Inc. (“FINRA”). FBRCM provides capital raising, financial advisory and institutional sales and trading services. FBRCM acts as an introducing broker and forwards all transactions to clearing brokers on a fully disclosed basis. FBRCM does not hold funds or securities for, nor owe funds or securities to, customers.

On September 1, 2015, the Company completed the purchase of MLV, an investment banking and brokerage firm focused on equity capital markets and a leading provider of at-the-market (“ATM”) offerings. Similar to FBRCM, MLV is an SEC-registered broker-dealer and member of FINRA that acts as an introducing broker and forwards all transactions to a clearing broker on a fully disclosed basis.

FBRPT holds and manages the Company’s investment positions which may include investments in non-registered investment funds that are managed by third parties, merchant banking, marketable equity securities, non-public equity securities, corporate debt investments and U.S. Treasury securities.

In February 2017, the Company entered into a stock for stock merger agreement with B. Riley Financial, Inc. See Note 16. Subsequent Events.

Nature of Operations

The Company’s principal business activities, including capital raising, financial advisory, institutional sales and trading, differentiated securities research and securities lending are all linked to the capital markets.

The Company’s investment banking and institutional brokerage business activities are primarily focused on small- and mid-cap stocks in the following industry sectors: consumer, energy and natural resources, financial institutions, healthcare, industrials, insurance, real estate, and technology, media and telecommunications. Additionally, the Company provides securities lending services to a broad group of banks and broker-dealers. These services include facilitating the sourcing, borrowing and lending of equity and fixed income securities (see Note 4. Securities Lending). By their nature, the Company’s business activities are conducted in markets which are highly competitive and are subject to general market conditions, volatile trading markets and fluctuations in the volume of market activity, as well as conditions affecting the companies and markets in the Company’s areas of focus.

The Company’s revenues from investment banking are subject to substantial fluctuations due to a variety of factors that cannot be predicted with great certainty, including the overall condition of the economy and the securities markets as a whole and of the sectors on which the Company focuses. Fluctuations also occur due to the level of market activity, which, among other things, affects the flow of investment dollars and the size, number and timing of transactions. As a result, net income (loss) and revenues may vary significantly from quarter-to-quarter and year-to-year.

9

Concentration of Revenue

A substantial portion of the Company’s revenues may be derived from investment banking and these revenues may be concentrated in a small number of transactions. For the years ended December 31, 2016, 2015 and 2014 investment banking revenue accounted for 51%, 59%, and 63%, respectively, of the Company’s revenues, net of interest expense. In addition, 52% of 2016 investment banking revenues were derived from six transactions, 56% of 2015 investment banking revenues were derived from four transactions, and 70% of 2014 investment banking revenues were derived from six transactions.

Note 2. Summary of Significant Accounting Policies:

Principles of Consolidated Financial Statements and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain reclassifications have been made to prior period amounts in order to conform with the current period presentation.

During the first quarter of 2016, based on changes in the Company’s business profile since its IPO in 2007, including significant changes in capital allocation and revenue mix that have occurred over that time, the Company revised its segment reporting structure.  Beginning with the first quarter of 2016, the Company’s investment activities are included together with its other capital markets activities and not as a separate reportable segment. In making this change the Company considered the diminished level of its investment balances, the relative insignificance of its investment-related revenues compared to total revenues and the nature of the financial information used by the Company’s Chief Operating Decision Maker (“CODM”).  In this case, as a result of changes in capital allocation, the Company’s investment assets have decreased to represent less than 5% of total assets in 2016. Investment-related revenues are not a significant element of the Company’s total revenues ranging from 3% to 4% of the Company’s total revenues net of interest expense over the past three years. In addition to the above, while the Company’s CODM reviews investment-related returns, there are no specific resource or overhead allocations made to investment activities separate from the Company as a whole.

Use of Estimates

The preparation of the Company’s financial statements, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although, the Company bases its estimates and assumptions on historical experience and market information (when available) and on various other factors that it believes to be reasonable under the circumstances, management exercises significant judgment in the final determination of its estimates. Actual results may differ from these estimates.

Cash Equivalents

Cash equivalents include demand deposits with banks, money market accounts and highly liquid investments with original maturities of three months or less at the date of acquisition that are not held for sale in the ordinary course of business. As of December 31, 2016 and 2015, approximately 89% and 77%, respectively, of the Company’s cash equivalents were invested in government money market funds that invest primarily in U.S. Treasuries and other securities directly or indirectly guaranteed by the U.S. government. The Company holds cash in financial institutions in excess of FDIC insured limits. The Company periodically reviews the financial condition of the financial institutions and assesses the credit risk of such investments.

Securities Borrowed and Securities Loaned

Securities borrowed and securities loaned are recorded based upon the amount of cash advanced or received. Securities borrowed transactions facilitate the settlement process and require the Company to deposit cash or other collateral with the lender. With respect to securities loaned, the Company receives collateral in the form of cash. The amount of collateral required to be deposited for securities borrowed, or received for securities loaned, is an amount generally in excess of the market value of the applicable securities borrowed or loaned. The Company monitors the market value of the securities borrowed and loaned on a daily basis, with additional collateral obtained, or excess collateral recalled, when deemed appropriate. As of December 31, 2016 and 2015, and during the years then ended, all collateral received or paid was in the form of cash. A substantial portion of the Company’s interest revenue and interest expense results from these activities.

10

The Company accounts for securities lending transactions in accordance with Accounting Standards Update (“ASU”) 2013-01, “Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities,” requiring companies to report disclosures of offsetting assets and liabilities. The Company does not net securities borrowed and securities loaned and these items are presented on a gross basis in the consolidated balance sheets.

Due from/to Brokers, Dealers, and Clearing Organizations

The Company clears all of its proprietary and customer transactions through other broker-dealers on a fully disclosed basis. The amount receivable from or payable to the clearing brokers represents the net of proceeds from unsettled securities sold, the Company’s clearing deposit and amounts receivable for commissions less amounts payable for unsettled securities purchased by the Company and amounts payable for clearing costs and other settlement charges. This amount also includes the cash collateral received for securities loaned less cash collateral for securities borrowed. Any amounts payable would be fully collateralized by all of the securities owned by the Company and held on deposit at the clearing broker.

Fair Value of Financial Instruments

The Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 820 “Fair Value Measurement” (“ASC 820”) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, not adjusted for transaction costs. ASC 820 also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels giving the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3) as described below:

Level 1 Inputs	—	Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible by the Company;
Level 2 Inputs	—	Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly;
Level 3 Inputs	—	Unobservable inputs for the asset or liability, including significant assumptions of the Company and other market participants.

The Company determines fair values for the following assets and liabilities:

Equity securities, listed options and warrants—The Company classifies marketable equity securities and listed options within Level 1 of the fair value hierarchy because quoted market prices from an exchange are used to value these securities. Non-public equity securities, which primarily include securities where the Company acted as a placement agent in an offering of equity securities and where the Company facilitates over-the-counter trading activity for the securities, are classified within Level 3 of the fair value hierarchy. In determining the fair value of these securities, the Company considers enterprise value and analyzes various financial, performance and market factors to estimate the value, including where applicable, over-the-counter market trading activity. Non-exchange traded warrants to purchase equity securities are classified as Level 3 as a Black-Scholes valuation model is used to value these securities.

U.S. government securities, convertible and fixed income debt instruments—The Company classifies U.S. government securities, including highly liquid U.S. Treasury securities within Level 1 as quoted prices are used to value these securities. Convertible and fixed income debt instruments are classified within Level 2 of the fair value hierarchy as they are valued using quoted market prices provided by a broker or dealer, or alternative pricing services that provide reasonable levels of price transparency. The Company primarily uses price quotes from an independent broker dealer who makes markets in or is a specialist with expertise in the valuation of these financial instruments. The Company reviews broker or pricing service quotes it receives to assess the reasonableness of the values provided; such reviews include comparison to internal pricing models and, when available, prices observed for recently executed market transactions of comparable size. Based on this assessment, at each reporting date the Company will adjust price quotes it receives if such an adjustment is determined to be appropriate.

11

Investment funds—The Company invests in proprietary investment funds that are valued at net asset value (“NAV”) determined by the fund administrator. The underlying securities held by these investment companies are primarily corporate and asset-backed fixed income securities and restrictions exist on the redemption of amounts invested by the Company. As a practical expedient, the Company relies on the NAV of these investments as their fair value. The NAVs that have been provided by the fund administrators are derived from the fair values of the underlying investments as of the reporting date. In accordance with ASU 2015-07, “Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent),” (“ASU 2015-07”), these investment funds are not categorized within the fair value hierarchy.

The estimated fair values of the Company’s financial instrument assets and liabilities which are not measured at fair value on the consolidated balance sheets are as follows:

	December 31, 2016
	Carrying	Estimated Fair Value
	Amount	Level 1	Level 2	Level 3	Total
Financial Assets
Cash and cash equivalents	$75,019	$75,019	$—	$—	$75,019
Due from broker, dealers and clearing organizations	4,828	—	4,828	—	4,828
Non-interest bearing receivables	7,102	—	7,102	—	7,102
Financial Liabilities
Accounts payable, accrued expenses and other liabilities	15,923	—	15,923	—	15,923

	December 31, 2015
	Carrying	Estimated Fair Value
	Amount	Level 1	Level 2	Level 3	Total
Financial Assets
Cash and cash equivalents	$70,067	$70,067	$—	$—	$70,067
Due from brokers, dealers and clearing organizations	5,513	—	5,513	—	5,513
Non-interest bearing receivables	7,324	—	7,324	—	7,324
Other investments, at cost (1)	5,000	—	—	5,000	5,000
Financial Liabilities
Accounts payable, accrued expenses and other liabilities (1)	18,680	—	18,680	—	18,680

(1)	As of December 31, 2015, there were $1,539 of other investments, at cost and $1,267 of accounts payable, accrued expenses and other liabilities recorded at fair value on a non-recurring basis.

Transfers between levels are recorded as of the end of the reporting period.

The carrying amounts noted above for cash and cash equivalents, due from brokers, dealers and clearing organizations, non-interest bearing receivables, and accounts payable, accrued expenses and other liabilities approximate fair value due to the short term nature of these items and/or minimal credit risk. The fair value of other investments, at cost, which primarily include non-public equity securities, was determined based on the Company’s assessment of enterprise values as discussed above.

12

Securities and Investments

Trading securities and investments owned by the Company’s broker-dealer subsidiaries and financial instruments sold, not yet purchased are recorded on the trade-date and carried at fair value. Realized and unrealized gains and losses from trading desk securities are reflected in institutional brokerage revenue in the consolidated statements of operations. Realized and unrealized gains and losses from investment positions are reflected in net investment income in the consolidated statements of operations.

Marketable equity and debt securities held for investment purposes at non-broker-dealer subsidiaries are recorded on the trade date and designated as either available-for-sale or trading investments pursuant to ASC 320, “Investments—Debt and Equity Securities” (“ASC 320”). These investments are carried at fair value with resulting unrealized gains and losses on available-for-sale securities reflected in accumulated other comprehensive income in the consolidated balance sheets and unrealized gains and losses on trading securities reflected in net investment income in the consolidated statements of operations. Investments in equity securities of non-public companies that are held in non-broker-dealer subsidiaries are carried at cost, unless an election is made pursuant to ASC 825, “Financial Instruments” (“ASC 825”), to account for the security at fair value. Such elections are made at the date of purchase based on the Company’s assessment of the prospective liquidity of the non-public equity security.

The Company evaluates available-for-sale securities and investments in securities of non-public companies carried at cost for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. The value of the Company’s investments in securities of non-public companies and marketable equity securities designated as available-for-sale can fluctuate significantly. Such values may be based on unobservable inputs, including significant assumptions of the Company and consideration of the liquidity and size of the Company’s position. In evaluating these investments for other-than-temporary impairment, consideration is given to (1) the length of time and the extent to which the fair value has been lower than carrying value, (2) the severity of the decline in fair value, (3) the financial condition and near-term prospects of the issuer, and (4) the Company’s intent and ability to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. If it is determined that an investment impairment is other-than-temporary then the amount that the fair value is below its current basis is recorded as an impairment charge and recorded through earnings in net investment income in the consolidated statements of operations.

For unrealized losses that are determined to be temporary, the Company continues to evaluate these at each reporting date. If the Company determines at a future date that an impairment of a marketable equity security is other-than-temporary, the applicable unrealized loss will be reclassified from accumulated other comprehensive income and recognized as an other-than-temporary impairment loss at the time the determination is made.

Realized gains and losses on sales of equity and debt securities are determined using the specific identification method.

For restricted shares, including private company shares, these investments by their nature have limited or no price transparency. Adjustments to carrying value may be based on third-party transactions evidencing a change in value and output from the Company’s valuation models and estimates of fair value. In reaching that determination, the Company may consider factors such as, but not limited to, the financial performance of the companies relative to projections, trends within sectors, underlying business models and expected exit timing and strategy.

The Company’s investments in proprietary investment funds include non-registered investment companies. As of December 31, 2016 and 2015, these investments are comprised of non-registered investment companies where the underlying fund investments consist primarily of corporate and asset-backed fixed income securities. These funds record their investments in securities at fair value and report NAV to investors representing the fair value of the underlying investments held by the funds. The funds’ determination of these fair values is a matter of judgment. The Company reflects the increase/decrease in NAV (including realized and unrealized gains and losses) in net investment income in the consolidated statements of operations. The Company’s disposition of these investment funds may be subject to contractual restrictions.

13

Goodwill and Intangible Assets

The Company’s intangible assets consist of goodwill and intangible assets with finite useful lives. Goodwill is not amortized but is tested annually for impairment (during the third quarter) or more frequently if an adverse event occurs that may indicate impairment. The values of the intangible assets with finite useful lives are amortized in proportion to their expected economic benefit over their estimated useful life or straight-line if the economic benefit cannot be reliably determined. These intangible assets are periodically tested for impairment by comparing expected future gross cash flows to the asset’s carrying amount. If the expected gross cash flows are less than the carrying amount, the asset is impaired and is written-down to its fair value.

Furniture, Equipment, Software and Leasehold Improvements

Furniture, equipment, software and leasehold improvements are stated at cost less accumulated depreciation and amortization. Furniture and equipment are depreciated using the straight-line method over their estimated useful lives of three to five years. Amortization of purchased software is recorded over the estimated useful lives of three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the useful life or lease term.

Leases

The Company leases its corporate headquarters and other offices under non-cancelable leases. The terms of the Company’s lease agreements range up to 10 years and may contain renewal options, escalation clauses, rent-free periods and operating cost adjustments.

For leases that contain escalation clauses or rent-free periods, the Company recognizes the related rent expense on a straight-line basis from the date the Company takes control of the property to the end of the initial lease term. The Company records any difference between the straight-line rent amounts and amounts payable under the leases as part of accounts payable and accrued expenses and other liabilities. Lease incentives received upon entering into certain leases are recognized on a straight-line basis as a reduction of rent expense from the date the Company takes control of the property or receives the incentive to the end of the initial lease term. The Company records the unamortized portion of lease incentives as part of accounts payable, accrued expenses and other liabilities.

Investment Banking Revenues

Capital raising revenues represent fees earned from private placement transactions and from public offerings of securities in which the Company acts as placement agent or underwriter. These revenues consist of placement fees, selling concessions, underwriting fees, management fees and reimbursed expenses. Advisory revenues represent fees earned from mergers and acquisitions, mutual conversions, financial restructuring and other advisory services provided to clients. Capital raising revenues are recorded as revenue at the time the underwriting or private placement is completed under the terms of each engagement. Advisory fees are recorded as revenue when the related service has been rendered and the client is contractually obligated to pay. Certain fees received in advance of services rendered are deferred and recognized as revenue over the service period. Expenses associated with such transactions are deferred until the related revenue is recognized or the engagement is otherwise concluded or cancelled, at which time such expenses are recognized.

Institutional Brokerage Revenues

Institutional brokerage revenues consist of commissions resulting from securities transactions executed as agent or principal and related net trading gains and losses. Revenues generated from securities transactions and related commission income and expense are recorded on the trade date. Institutional brokerage revenues also include direct payments received by the Company for equity research.

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Compensation and Benefits

Compensation and benefits includes base salaries, incentive compensation, stock-based compensation, employee benefit costs, and employer taxes. Incentive compensation is a significant component of compensation expense and is accrued based on the Company’s performance and the contribution of key business units, and in certain limited cases, using pre-defined formulas. The Company’s compensation accruals are reviewed and evaluated on a quarterly basis. The Company recognizes stock-based compensation expense in the consolidated statements of operations based on the grant-date fair value of awards of equity instruments issued to employees. The grant-date fair value is based on the closing price of the Company’s common stock on the date of grant. The expense is recognized over the period during which employees are required to provide service. Forfeitures are recognized as they occur, and previously recorded expense is reversed. For stock-based compensation awards that vest based on individual service requirements and the Company’s achievement of specified performance goals, expense is recognized based on the Company’s assessment of the probability of achieving these goals at each reporting date.

Income Taxes

The Company files a consolidated U.S. federal income tax return. The Company is also subject to income tax in various states and municipalities in which it operates. Income taxes are provided for using the asset and liability method. Deferred tax assets and liabilities represent the differences between the financial statement and income tax bases of assets and liabilities using enacted tax rates. The measurement of net deferred tax assets is adjusted by a valuation allowance if, based on the Company’s evaluation and its consideration of the criteria in ASC 740, “Income Taxes” (“ASC 740”), it is more likely than not that they will not be realized. Tax liabilities for uncertain tax positions are recorded in accordance with ASC 740. The Company’s policy for recording interest and penalties associated with uncertain tax positions is to record such items as a component of other operating expenses in the consolidated statements of operations.

Other Comprehensive Income

Comprehensive income includes net income as currently reported by the Company on the consolidated statements of operations adjusted for other comprehensive income. Other comprehensive income for the Company represents changes in unrealized gains and losses related to the Company’s investment securities accounted for as available-for-sale with changes in fair value recorded through shareholders’ equity.

Income Per Share

Basic earnings per common share is calculated by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period, including restricted stock units (“RSUs”) that are not subject to forfeiture. Diluted earnings per common share is calculated by adjusting the weighted average outstanding shares to include the dilutive effect of unvested RSUs and shares of restricted stock that are subject to forfeiture and the conversion of all potentially dilutive options to purchase common stock.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2017, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). We expect the adoption of this ASU to potentially change the timing and presentation of certain revenues and certain related costs in investment banking. Interpretive guidance on ASU 2014-09 continues to be issued and deliberated. The Company will continue to evaluate this guidance and assess the impact of this ASU as it progresses thorough implementation.

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In April 2015, the FASB issued ASU 2015-05, “Intangibles – Goodwill and Other Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement,” (“ASU 2015-05”). This ASU provides guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The new guidance does not change the accounting for a customer’s accounting for service contracts. ASU 2015-05 is effective for interim and annual reporting periods beginning after December 15, 2015. The Company adopted ASU 2015-05 in the first quarter of 2016 with no material impact on its consolidated financial statements or disclosures.

In January 2016, the FASB issued ASU 2016-01, "Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities" ("ASU 2016-01"). The amendments in ASU 2016-01 address certain aspects of the recognition, measurement, presentation and disclosure of financial instruments. ASU 2016-01 is effective for annual and interim periods beginning after December 15, 2017. Except for the early application guidance outlined in ASU 2016-01, early adoption is not permitted. The Company is currently in the process of evaluating the impact of the adoption of this ASU on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” (“ASU 2016-02”). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. While the Company is still evaluating the impact of its pending adoption of this ASU on its consolidated financial statements, it expects that upon adoption it will recognize ROU assets and comparable lease liabilities of approximately $25,000. Additionally, the Company does not expect that adoption of this ASU will have a material impact on its results of operations.

In March 2016, the FASB issued ASU 2016-09, “Compensation—Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting,” (“ASU 2016-09”). ASU 2016-09 includes provisions intended to simplify various aspects related to how share-based payments are accounted for and presented in the financial statements. All tax benefits and deficiencies related to share-based payments will be recognized and recorded through the statement of operations for all awards settled or expiring after the adoption of ASU 2016-09. Currently, tax benefits in excess of compensation costs ("windfalls") are recorded in equity, and tax deficiencies ("shortfalls") are recorded in equity to the extent of previous windfalls and then to the statement of operations. ASU 2016-09 will also require, either prospectively or retrospectively, that all tax-related cash flows resulting from share-based payments be reported as operating activities on the statement of cash flows, a change from the current requirement to present windfall tax benefits as an inflow from financing activities and an outflow from operating activities on the statement of cash flows. Additionally, ASU 2016-09 will allow entities to make an accounting policy election for the impact of most types of forfeitures on the recognition of expense for share-based payment awards by allowing the forfeitures to be either estimated, as is currently required, or recognized when they actually occur. ASU 2016-09 will be effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted in any interim or annual period.

The Company adopted ASU 2016-09 in the first quarter of 2016 resulting in the recording of a cumulative adjustment to accumulated deficit and deferred tax assets related to previously unrecognized tax benefits related to stock compensation awards of $513. As discussed in Note 8. Income Taxes, as of December 31, 2016, the Company recorded a full valuation allowance against its net deferred tax assets, including the assets noted above. Accordingly, adoption of this provision, as well as the requirement to recognize excess tax benefits related to the vesting of stock compensation awards in the tax provision, did not have a significant impact on the Company’s financial statements as of, or for the year ended December 31, 2016. Similarly, the adoption of the other provisions of the ASU did not have a significant impact on the Company’s financial statements as of, or for the year ended, December 31, 2016.

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In June 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments,” which changes the methodology for measuring credit losses on financial instruments and the timing of when such losses are recorded.  This guidance will be effective for reporting periods beginning after December 15, 2019 with early adoption permitted.  The Company is currently in the process of evaluating the impact of the adoption of this ASU on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force)”.  This ASU requires changes in the presentation of certain items including but not limited to debt prepayment or debt extinguishment costs; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies and distributions received from equity method investees. This guidance will be effective for reporting periods beginning after December 15, 2017 with early adoption permitted. The Company is currently in the process of evaluating the impact of the adoption of this ASU on its consolidated financial statements.

Note 3. Financial Instruments:

Fair Value Hierarchy

The following tables set forth, by level within the fair value hierarchy, financial instruments, including long-term investments accounted for under ASC 820 as of December 31, 2016 and 2015, respectively. As required by ASC 820, assets and liabilities that are measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

Items Measured at Fair Value on a Recurring Basis

	December 31, 2016	Level 1	Level 2	Level 3
Financial instruments owned, at fair value:
Financial instruments held for trading activities at broker-dealer subsidiary:
Marketable and non-public equity securities	$5,291	$20	$—	$5,271
Financial instruments held for investment activities:
Designated as trading:
Marketable and non-public equity securities	10,937	3,937	—	7,000
Warrants	883	—	—	883
	11,820	3,937	—	7,883
Total	17,111	$3,957	$—	$13,154
Investment funds valued at net asset value(1)	15,290
Total financial instruments owned, at fair value	$32,401

(1)	In accordance with Subtopic 820-10, certain investments that are measured at fair value using the net asset value per share (or its equivalent) practical expedient have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the consolidated balance sheets.

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As of December 31, 2016, financial assets measured and reported at fair value on a recurring basis and classified within Level 3 were $13,154 or 1.3% of the Company’s total assets at that date. Regarding these Level 3 financial assets, in determining fair value, the Company analyzes various financial, performance and market factors to estimate the value, including where applicable, over-the-counter market trading activity. The following table provides the valuation technique and unobservable inputs primarily used in assessing the value of these securities as of December 31, 2016:

Valuation Technique	Fair Value	Unobservable Input	Range	Weighted Average
Market approach—assets	$12,271	Over-the-counter trading activity	$0.95 - $21.00/share	$11.38
Black-Scholes—assets	$883	Volatility	30%	30%
		Dividend Yield	0%	0%
		Interest Rate	2.0%	2.0%

For those non-public equity securities valued using a market approach, adverse industry market conditions or events experienced by the underlying entities could result in lower over-the-counter trading prices for the securities. Such lower trading prices would result in a decline in the estimated fair value of these assets. For warrants valued using Black-Scholes, adverse industry market conditions or events experienced by the issuer could result in a lower trading price for the underlying equity security and therefore a lower value of these warrants. A reduction in the estimated volatility would also result in a lower value of the warrants. The Company assessed the reasonableness of the fair values of the non-public equity securities noted above based on its consideration of available financial data related to these issuers as well as an assessment of the nature of any over-the-counter trading activity during the period. The Company assessed the reasonableness of the fair value of the non-exchange traded warrants valued using a Black-Scholes valuation based on its consideration of the fair values of comparable exchange-traded options.

	December 31, 2015	Level 1	Level 2	Level 3
Financial instruments owned, at fair value:
Financial instruments held for trading activities at broker-dealer subsidiary:
Marketable and non-public equity securities	$13,221	$5,586	$—	$7,635
Convertible and fixed income debt instruments	815	—	815	—
	14,036	5,586	815	7,635
Financial instruments held for investment activities:
Designated as trading:
Marketable and non-public equity securities	13,849	5,415	—	8,434
Warrants	436	—	—	436
	14,285	5,415	—	8,870
Total	28,321	$11,001	$815	$16,505
Investment funds valued at net asset value(1)	66,602
Total financial instruments owned, at fair value	$94,923
Financial instruments sold, not yet purchased, at fair value:
Marketable and non-public equity securities	$1,933	$1,933	$—	$—
Convertible and fixed income debt instruments	1	—	1	—
Total	$1,934	$1,933	$1	$—

(1)	In accordance with Subtopic 820-10, certain investments that are measured at fair value using the net asset value per share (or its equivalent) practical expedient have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the consolidated balance sheets.
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As of December 31, 2015, financial assets measured and reported at fair value on a recurring basis and classified within Level 3 were $16,505 or 1.8% of the Company’s total assets at that date. Regarding these Level 3 financial assets, in determining fair value, the Company analyzes various financial, performance and market factors to estimate the value, including where applicable, over-the-counter market trading activity. The following table provides the valuation technique and unobservable inputs primarily used in assessing the value of these securities as of December 31, 2015:

Valuation Technique	Fair Value	Unobservable Input	Range	Weighted Average
Market approach—assets	$16,069	Over-the-counter trading activity	$0.44 - $14.10/share	$11.13
Black-Scholes—assets	$436	Volatility	30%	30%
		Dividend Yield	0%	0%
		Interest Rate	1.9%	1.9%

For those non-public equity securities valued using a market approach, adverse industry market conditions or events experienced by the underlying entities could result in lower over-the-counter trading prices for the securities. Such lower trading prices would result in a decline in the estimated fair value of these assets. An increase in the trading prices of trading securities sold but not yet purchased would result in an increase in the estimated fair value of these liabilities. For warrants valued using Black-Scholes, adverse industry market conditions or events experienced by the issuer could result in a lower trading price for the underlying equity security and therefore a lower value of these warrants. A reduction in the estimated volatility would also result in a lower value of the warrants. The Company assessed the reasonableness of the fair values of the non-public equity securities noted above based on its consideration of available financial data related to these issuers as well as an assessment of the nature of any over-the-counter trading activity during the period. The Company assessed the reasonableness of the fair value of the non-exchange traded warrants valued using a Black-Scholes valuation based on its consideration of the fair values of comparable exchange-traded options.

Level 3 Gains and Losses

The tables below set forth a summary of changes in the fair value of the Company’s Level 3 financial assets and liabilities that are measured at fair value on a recurring basis for the years ended December 31, 2016 and 2015. As of December 31, 2016 and 2015, the Company did not have any net unrealized gains (losses) included in accumulated other comprehensive income on Level 3 financial assets:

	Year Ended December 31,
	2016	2015
	Trading Securities	Trading Securities
Beginning balance, January 1,	$16,505	$3,188
Total net gains or losses (realized/unrealized) included in earnings	424	(332)
Purchases	41,262	75,173
Sales/distributions	(45,018)	(61,495)
Transfers out of Level 3	(19)	(29)
Ending balance, December 31,	$13,154	$16,505
The amount of total gains or losses for the period included in earnings attributable to the change in unrealized gains or losses relating to assets and liabilities still held at the reporting date	$433	$(631)

During the year ended December 31, 2016, there was one transfer out of Level 3 and into Level 1 for an equity security that was previously a non-public equity security and during the period became publicly traded. During the year ended 2015, there was one transfer out of Level 3 and into Level 1 for an equity security that was previously a non-public equity security and during the period became publicly traded.

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Gains and losses from Level 3 financial assets and liabilities that are measured at fair value on a recurring basis, that are included in earnings for the years ended December 31, 2016, 2015 and 2014, are reported in the following line descriptions on the Company’s consolidated statements of operations:

	Year Ended December 31,
	2016	2015	2014
Total gains and losses included in earnings for the period:
Institutional brokerage	$(12)	$422	$38
Net investment (loss) income	436	(754)	(415)
Change in unrealized gains or losses relating to assets still held at the end of the respective period:
Institutional brokerage	(39)	123	(38)
Net investment (loss) income	472	(754)	304

Items Measured at Fair Value on a Non-Recurring Basis

The Company also measures certain financial assets and liabilities and other assets at fair value on a non-recurring basis including items such as cost method investments, intangibles, fixed assets and estimated contingent consideration payable. Adjustments to the fair value of these assets and liabilities usually result from the application of lower-of-cost-or-market accounting or impairments of individual assets. Adjustments to the fair value of contingent consideration payable would result from differences between the underlying forecasted securities lending results and actual results. Due to the nature of these assets, unobservable inputs are used to value these assets and liabilities. In determining the fair value, the Company analyzes various financial, performance, and market factors to estimate the fair value, including where applicable, market activity. As a result, these assets and liabilities are classified within Level 3 of the fair value hierarchy.

During the year ended December 31, 2016, except for the impact of the scheduled payment of contingent consideration payable and the recognition of a goodwill impairment charge (see note 6. Goodwill and Intangible Assets), there were no assets or liabilities measured at fair value on a non-recurring basis for which there was a change in carrying value. During 2016, the Company made a final contingent consideration payment of $1,332 related to its 2014 acquisition of a securities lending business. As of December 31, 2016, the Company has no contingent consideration obligations payable. During the year ended December 31, 2015, except for changes in contingent consideration payable, discussed below, and the recognition of a $461 other-than-temporary impairment loss on a cost method investment, there were no assets or liabilities measured at fair value on a non-recurring basis for which there was a change in carrying value. During the year ended December 31, 2015 the Company made payments of $2,166 related to its contingent consideration obligation. Additionally, as a result of changes in forecasted securities lending results, the Company reduced the carrying value of this liability by $637 during 2015. This reduction in value is included in dividends and other income in the consolidated statements of operations. During the year ended December 31, 2014, there were no assets or liabilities measured at fair value on a non-recurring basis for which there was a change in carrying value.

Financial Instruments Held for Investment—Designated as Trading

As of December 31, 2016, and during the years ended December 31, 2016, 2015 and 2014, the Company had certain investments in marketable equity securities held by other than its broker-dealer subsidiaries that were classified as trading securities. In addition, during the years ended December 31, 2015 and 2014, the Company had short positions in U.S. Treasury securities held by other than its broker-dealer subsidiaries that were classified as trading securities. These investments are designated as trading based on the Company’s intent at the time of designation. In accordance with ASC 320, these securities are carried at fair value with resulting realized and unrealized gains and losses reflected as net investment income (loss) in the consolidated statements of operations. In addition, pursuant to ASC 825, from time-to-time the Company may elect to account for non-public equity securities acquired by other than the Company’s broker-dealer subsidiaries as part of its trading portfolio at fair value with resulting realized and unrealized gains and losses reflected as net investment income (loss) in the consolidated statements of operations. During 2016, the Company did not make any such elections. During 2015, the Company elected to account for two non-public equity securities, purchased at a cost of $6,510, at fair value. During 2014, the Company elected to account for two non-public equity securities, purchased at a cost of $6,148, at fair value. Net gains and losses on such trading securities as of the dates indicated were as follows:

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	Year Ended December 31,
	2016	2015	2014
Net (loss) gains recognized on trading securities	$(824)	$(1,442)	$3,630
Less: Net loss (gains) recognized on trading securities sold during the period	233	933	(3,732)
Unrealized (losses) gains recognized on trading securities still held at the reporting date	$(591)	$(509)	$(102)

As part of the Company’s investing activities, during 2015 the Company entered into two short sales, totaling $200,000 face value, of 4.625% U.S. Treasury securities maturing in November 2016. These two short sales were settled in the third quarter of 2015. During 2014, the Company entered into one short-sale of a $75,000 face value 7.25% U.S. Treasury security and two short-sales of $100,000 face value each, 4.50% U.S. Treasury securities with maturity dates of May 2016, November 2015 and February 2016, respectively. The Company closed the two $100,000 face value positions during the fourth quarter of 2014 and closed the $75,000 face value position in the fourth quarter of 2015. During the years ended December 31, 2015 and 2014, the Company recognized realized and unrealized gains of $9,954 and $10,451, respectively, related to these short sales. Proceeds from open short-sales, as well as related margin requirements, were held in a collateral account and were included in due from brokers, dealers and clearing organizations in the Company’s consolidated balance sheets. Such amounts were not available for withdrawal and were subject to closure of the open short positions. During the years ended December 31, 2015 and 2014, the Company incurred $11,160 and $11,678, respectively, of interest expense related to these transactions.

Fair Value of the Investments Valued at NAV

As of December 31, 2016 and 2015, the Company has $15,290 and $66,602, respectively, of investments that are valued at NAV. The following table presents information about the Company’s investments in hedge funds and private equity funds measured at fair value based on NAV at December 31, 2016 and 2015:

	December 31, 2016		December 31, 2015
	Fair Value	Unfunded Commitment	Fair Value	Unfunded Commitment
Hedge funds:
Fixed income/credit-related	$709	$—	$38,972	$—
Multi-strategy	9,569	—	18,930	—
Private equity funds	5,012	188	8,700	212
Total	$15,290	$188	$66,602	$212

The investments in non-registered investment funds are valued at NAV as determined by the fund administrators. The underlying fund investments consist primarily of corporate and asset-backed fixed income securities. Considering the general lack of transparency necessary to conduct an independent assessment of the fair value of the securities underlying each of the NAVs provided by the fund administrators, the Company’s reporting process includes a number of assessment processes to assist the Company in the evaluation of the information provided by fund managers and fund administrators. These assessment processes include, but are not limited to regular review and discussion of each fund’s performance with its manager and regular evaluation of performance against applicable benchmarks.

Investments in hedge funds may be subject to lock-up restrictions or gates. A hedge fund lockup provision is a provision that provides that an investor may not make a withdrawal from the fund or may be subject to withdrawal fees. The purpose of a gate is to restrict the level of redemptions that an investor in a particular hedge fund can demand at any redemption date. All of the Company’s hedge fund investments have the ability to impose redemption gates. As of December 31, 2016, the Company had initiated redemptions for all of its remaining hedge fund investments. Pursuant to the terms of these redemptions, the Company expects that it will receive the majority of these proceeds within the next six months. During 2016, the Company received $51,988 of proceeds from investment fund redemptions.

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The Company’s fixed income and credit-related hedge fund investments include funds that primarily employ long-short or relative value strategies in order to benefit from investments in undervalued or overvalued securities that are primarily debt or credit related. The Company’s multi-strategy fund investments include funds that pursue a variety of fixed income, credit and asset-backed strategies to realize short and long term gains. Management of these hedge funds has the ability to overweight or underweight different strategies to best capitalize on current investment opportunities.

The Company’s private equity fund investments include funds that pursue multiple strategies including direct lending, asset securitization and real estate development. These investments by the Company are generally not redeemable with the funds. The nature of these fund investments is that distributions are received through the liquidation of the underlying assets of the fund. At December 31, 2016 it was estimated that these funds will be liquidated in the next 18 months.

Financial Instruments Held for Investment—Designated as Available-for-Sale

As of December 31, 2016 and 2015, the Company had no investments that were classified as available-for-sale securities. During the year ended December 31, 2015, the Company received $191 from the sale of a marketable equity security designated as available-for-sale resulting in a gross gain of $91 and the reclassification of $44 out of accumulated other comprehensive income.

Other Investments, at Cost

As of December 31, 2016, the Company had no non-public equity securities carried at cost. As of December 31, 2015, other investments consist of non-public equity securities of $6,539. When applicable, the Company evaluates its non-public equity securities, carried at cost, for impairment as of each reporting date. This evaluation includes consideration of the operating performance of the respective companies, their financial condition and their near-term and long-term prospects. Based on its evaluations of these investments, the Company recorded a $461 impairment loss during the year ended December 31, 2015. The Company recorded no impairment losses during the years ended December 31, 2016 and 2014.

During 2016, one investment carried at cost with a cost basis of $5,000 became a publicly traded security and was designated as a trading security accounted for at fair value. During 2016, the Company also sold an investment carried at cost with a cost basis of $1,539 for proceeds of $1,503. There were no sales of, or distributions from, non-public equity securities during 2015. During the year ended December 31, 2014, the Company received proceeds of $1,428 from the sale of a non-public equity security resulting in a gross gain of $1,176, and the Company received $5,000 reflecting the full repayment at its maturity of a corporate debt investment. In addition, during the year ended December 31, 2014, a non-public equity security carried at cost with a basis of $428 became publicly traded during the period. The Company designated this security as trading at the time it became publicly traded.

Note 4. Securities Lending:

Securities borrowed and securities loaned are recorded based upon the amount of cash advanced or received. Securities borrowed transactions facilitate the settlement process and require the Company to deposit cash or other collateral with the lender. With respect to securities loaned, the Company receives collateral in the form of cash. The amount of collateral required to be deposited for securities borrowed, or received for securities loaned, is an amount generally in excess of the market value of the applicable securities borrowed or loaned. The Company monitors the market value of the securities borrowed and loaned on a daily basis, with additional collateral obtained, or excess collateral recalled, when deemed appropriate.

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The following tables present the contractual gross and net securities borrowing and lending balances and the related offsetting amount as of December 31, 2016 and 2015:

	Gross amounts recognized	Gross amounts offset in the consolidated balance sheets (1)	Net amounts included in the consolidated balance sheets	Amounts not offset in the balance sheet but eligible for offsetting upon counterparty default (2)	Net amounts
As of December 31, 2016
Securities borrowed	$897,343	$—	$897,343	$897,343	$—
Securities loaned	$892,309	$—	$892,309	$892,309	$—
As of December 31, 2015
Securities borrowed	$685,037	$—	$685,037	$685,037	$—
Securities loaned	$687,443	$—	$687,443	$687,443	$—

(1)	Includes financial instruments subject to enforceable master netting provisions that are permitted to be offset to the extent an event of default has occurred.
(2)	Includes the amount of cash collateral held/posted.

Note 5. Acquisitions:

On September 1, 2015, the Company completed the purchase of MLV, an investment banking and brokerage firm focused on equity capital markets and a leading provider of ATM offerings. In addition, on August 4, 2014, the Company completed its purchase of a securities lending business from Lazard Capital Markets LLC (“LCM”).

The Company accounted for these acquisitions in accordance with ASC 805, “Business Combinations” (“ASC 805”), using the acquisition method of accounting which requires, among other things, that assets acquired and liabilities assumed be recognized at their estimated fair values as of the acquisition date. The Company’s estimates of fair value included in the consolidated financial statements, in conformity with ASC 820, represent the Company’s best estimates and valuations. These estimates and underlying assumptions are inherently subject to significant uncertainties and contingencies beyond the control of the Company. Accordingly, the Company cannot provide assurance that the estimates, assumptions, and values reflected in its valuations will be realized, and actual results could vary materially.

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MLV

As a result of this acquisition, the Company added approximately 20 client-facing employees, primarily in investment banking and research. Pursuant to the terms of the transaction agreement related to this acquisition, the Company made a cash payment of $3,250 to acquire 100% of the stock of MLV. As a result of this purchase, the Company recorded goodwill of $1,259 and finite-lived intangible assets of $506 related to acquired customer relationships. During the year ended December 31, 2015, the Company incurred $691 of transaction costs related to this acquisition that are included in professional services expense in the consolidated statements of operations. The table below summarizes the estimates of the fair value of the assets acquired and liabilities assumed as of the acquisition date:

Purchase Price:
Cash paid	$3,250
Fair Value of Assets Acquired:
Cash	975
Due from brokers, dealers and clearing organizations	$2,098
Investment banking receivables	1,111
Other	606
Total	$4,790
Fair Value of Liabilities Assumed:
Accounts payable, accrued expenses and other liabilities	$3,305

Fair value of net assets acquired	$1,485
Purchase price allocated to goodwill	1,259
Purchase price allocated to intangible assets	506
Total purchase price	$3,250

Securities Lending

As a result of this acquisition, the Company has an active securities borrowed and loaned business in which it borrows securities from one party and lends them to another. The Company made an initial cash payment of $1,000 at closing and subsequently made contingent payments based on the performance of the business of $1,332 and $2,166 during the years ended December 31, 2016 and 2015, respectively.

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As a result of this purchase, the Company recorded goodwill of $2,570 and a finite-lived intangible asset related to acquired customer relationships of $2,500. During the year ended December 31, 2014, the Company incurred $379 of transaction costs related to this acquisition that are included in professional services expense in the consolidated statements of operations. The table below summarizes the estimates of contingent consideration, and the fair value of the assets acquired and liabilities assumed as of the acquisition date:

Purchase Price:
Cash paid	$1,000
Estimated contingent consideration	4,070
Total	$5,070
Fair Value of Assets Acquired:
Securities borrowed	$675,709
Due from brokers, dealers and clearing organizations	357
Total	$676,066
Fair Value of Liabilities Assumed:
Securities loaned	$676,066

Purchase price allocated to goodwill	$2,570
Purchase price allocated to intangible assets	2,500
Total purchase price	$5,070

Note 6. Goodwill and Intangible Assets:

Goodwill

The changes in the carrying amount of goodwill for the years ended December 31, 2016 and 2015 are as follows:

	December 31,
	2016	2015
Balance as of January 1:
Goodwill	$3,829	$2,570
Accumulated impairment losses	—	—
	3,829	2,570
Goodwill acquired during year	—	1,259
Impairment losses	(1,259)	—
Balance as of December 31:
Goodwill	3,829	3,829
Accumulated impairment losses	(1,259)	—
	$2,570	$3,829

The Company performs its annual assessments of goodwill impairment during the third quarter of each year. Management’s assessment process includes determining the fair value of the Company’s equity capital markets (“ECM”) and securities lending reporting units based on current market information, including consideration of its market capitalization and other qualitative factors impacting the Company’s operations, and comparing such fair value to the carrying value of the respective reporting units.

Based on the results of the Company’s assessment during the year ended December 31, 2016, the Company determined that goodwill related to the ECM reporting unit was impaired and recognized an impairment charge of $1,259. The impairment recorded was the result of various factors, including the significant decline in investment banking revenues during 2016, market conditions related to investment banking, and the Company’s operating losses. These factors coupled with the extended period in which the Company’s market capitalization has been below its carrying value resulted in the Company determining that the goodwill at its ECM reporting unit should be reduced to zero. As of December 31, 2016, the entire balance of goodwill relates to the securities lending reporting unit. In its annual assessment of this goodwill in 2016, based on actual results achieved compared to projections used in valuing the acquisition, the Company determined that the fair value of the securities lending reporting unit exceeded its carrying value.

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Based on the Company’s assessments of goodwill during 2015, no impairment charges were recognized during the year ended December 31, 2015.

Intangible Assets

The following table reflects the components of intangible assets as of the dates indicated:

	December 31,
	2016	2015
Customer relationships	$3,006	$3,006
Accumulated amortization	(1,086)	(562)
Net	$1,920	$2,444

These intangible assets were recognized in connection with transactions completed in 2015 and 2014 and are being amortized over their original estimated useful lives, of three to seven years, on a straight-line basis. For the years ended December 31, 2016, 2015 and 2014, amortization expense recognized was $524, $413 and $149, respectively. Estimated amortization expense for each of the next five years is as follows:

Amount
2017	$524
2018	468
2019	357
2020	357
2021	214

Note 7. Furniture, Equipment, Software and Leasehold Improvements:

Furniture, equipment, software and leasehold improvements, summarized by major classification, were:

	December 31,
	2016	2015
Leasehold improvements	$15,818	$16,250
Furniture and equipment	8,191	11,206
Software	6,296	6,845
	30,305	34,301
Less: Accumulated depreciation and amortization	(17,681)	(19,230)
	$12,624	$15,071

For the years ended December 31, 2016, 2015 and 2014, depreciation expense was $3,094, $2,899, and $1,841, respectively. For the years ended December 31, 2016, 2015 and 2014, the Company incurred losses of $140, $24 and $26, respectively, related to the write-off of retired fixed assets.

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Note 8. Income Taxes:

The provision (benefit) for income taxes consists of the following for the years ended December 31, 2016, 2015 and 2014:

	2016	2015	2014
Federal	$—	$383	$(2,030)
State and local	170	168	126
	$170	$551	$(1,904)

Current	$170	$551	$(1,904)
Deferred	38,082	(8,848)	2,245
	$38,252	$(8,297)	$341

Deferred tax assets and liabilities consisted of the following as of December 31, 2016 and 2015:

	2016	2015
Deferred tax assets
Net operating loss, domestic	$35,747	$16,986
Stock-based and other compensation	6,470	15,579
Unrealized losses on investment	1,531	1,739
AMT credit carryforward	1,661	1,661
Deferred rent	1,450	1,547
Partnership income	905	1,027
Capital loss carryforward	1,284	344
Other, net	1,116	226
Total deferred tax assets	50,164	39,109
Deferred tax liabilities
Deferred expenses	(977)	(1,268)
Net deferred tax assets	49,187	37,841
Valuation allowance	(49,260)	(344)
Net deferred tax (liability) asset	$(73)	$37,497

The Company evaluates the need for a valuation allowance against its deferred tax assets on a quarterly basis, based on the criteria in ASC 740, by assessing the positive and negative evidence to determine if it is more likely than not that some or all of the deferred tax assets will be realized. Based on this assessment, the Company recorded a full valuation allowance against its net deferred tax assets during 2016. At December 31, 2016, the Company’s net deferred tax assets totaled $49,187 and were offset by a valuation allowance of $49,260. The Company’s assessment of the positive and negative evidence related to the realization of its deferred tax assets and the potential need for a valuation allowance is a matter of significant judgment. In reaching its conclusion to establish a full valuation allowance, the Company weighed various factors related to its performance and financial position as well as market conditions and prospective opportunities. The Company will continue to maintain a full valuation allowance on its deferred tax assets until there is sufficient evidence to support the reversal of all or some portion of this allowance. Realization of the Company’s deferred tax assets will be dependent on the Company’s ability to generate future taxable income.

At December 31, 2015, the Company’s net deferred tax assets totaled $37,841 and, based on its application of the guidance in ASC 740, were offset by a valuation allowance of $344. This valuation allowance related to state capital loss carryforwards.

As of December 31, 2016, the Company has $76,191 of domestic federal net operating loss carryforwards. The Company has state and local net operating loss carryforwards of $13,969 on a tax-effected basis, excluding the federal tax benefit. The state and local net operating loss carryforwards begin to expire in 2028.

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As of December 31, 2016, the Company has $1,812 of pre-tax capital loss carryforwards for federal tax purposes. As of December 31, 2016, the Company has pre-tax capital loss carryforwards for state tax purposes of $12,895 and $1,812 which will expire in 2017 and 2021, respectively.

The Company’s effective tax rate for the years ended December 31, 2016, 2015 and 2014 was (137.8)%, 52.7% and 2.0%, respectively. The provision for income taxes results in effective tax rates that differ from the federal statutory rates. The reconciliation of the Company’s reported amount of income tax provision (benefit) attributable to continuing operations to the amount of income tax (benefit) provision that would result from applying domestic federal statutory tax rates to income from continuing operations was:

	Year Ended December 31,
	2016	2015	2014
Federal income tax (benefit) provision, at statutory rate	$(9,713)	$(5,515)	$6,076
State and local income taxes (benefit) provision, net of federal benefit	(1,809)	(907)	1,322
Nondeductible expenses	10	295	281
Effect of stock-based compensation	25	989	87
Other, net	823	(363)	(622)
Uncertain tax positions	—	—	—
Valuation allowance	48,916	(2,796)	(6,803)
Effective income tax provision (benefit)	$38,252	$(8,297)	$341

As of December 31, 2016 and 2015, the Company had no liability for uncertain tax positions. The Company records interest and penalties in other operating expenses and other revenue respectively in the consolidated statements of operations. The Company did not recognize any interest related to tax uncertainties in the statements of operations for the years ended December 31, 2016 and 2015. The Company had no accrued interest related to uncertain tax positions as of December 31, 2016 and 2015.

The Company is not currently under audit related to its federal tax returns. As of December 31, 2016, tax years subsequent to December 31, 2013 remain open under the federal statute of limitations and for the Company’s significant state jurisdictions. The Company is currently under audit in New York State for tax years 2011 through 2013.

Note 9. Regulatory Capital Requirements:

FBRCM and MLV are registered with the SEC and are members of FINRA. As such, each of FBRCM and MLV is subject to the minimum net capital requirements promulgated by the SEC. As of December 31, 2016 and 2015, FBRCM had net capital of $54,229 and $40,869, respectively, which was $52,467 and $38,793, respectively, in excess of its required net capital of $1,762 and $2,076, respectively. As of December 31, 2016 and 2015, MLV had net capital of $1,523 and $663, respectively, which was $1,423 and $413, respectively, in excess of its required net capital of $100 and $250, respectively.

Note 10. Commitments and Contingencies:

Contractual Obligations

The Company has contractual obligations to make future payments in connection with non-cancelable lease agreements and other contractual commitments as well as uncalled capital commitments to investment partnerships that may be called over the next two years. The following table sets forth these contractual obligations by fiscal year:

	2017	2018	2019	2020	2021	Thereafter	Total
Minimum rental commitments	$4,775	$3,886	$3,484	$3,566	$3,457	$14,126	$33,294

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These rental commitments are for operating leases of the Company. The Company currently has no commitments associated with capital leases. Equipment and office rent expense for the years ended December 31, 2016, 2015 and 2014 was $5,051, $5,228 and $5,351, respectively. The Company also has $188 of uncalled capital commitments to investment partnerships that may be called over the next two years. The Company cannot currently determine when, if ever, these capital commitments will be called.

Clearing Brokers

The Company’s broker-dealer subsidiaries clear all of their securities transactions through clearing brokers on a fully disclosed basis. Pursuant to the terms of the agreements between the Company’s broker-dealer subsidiaries and their respective clearing brokers, the clearing brokers have the right to charge the Company’s broker-dealer subsidiaries for losses that result from a counterparty’s failure to fulfill its contractual obligations.

As the right to charge the Company’s broker-dealer subsidiaries has no maximum amount and applies to all trades executed through the clearing brokers, the Company believes there is no maximum amount assignable to this right. At December 31, 2016 and 2015, the Company has recorded no liabilities, and during the years ended December 31, 2016, 2015 and 2014, the Company did not incur any significant costs with regard to this right.

Litigation

As of December 31, 2016, except as described below, the Company was neither a defendant nor plaintiff in any lawsuits or arbitrations nor involved in any governmental or self-regulatory organization matters that are expected to have a material adverse effect on its financial condition, results of operations, or liquidity. The Company has been named as a defendant in a small number of civil lawsuits relating to its various businesses. In addition, the Company is subject to various reviews, examinations, investigations and other inquiries by governmental agencies and self-regulatory organizations. There can be no assurance that these matters individually or in aggregate will not have a material adverse effect on the Company’s financial condition, results of operations, or liquidity in a future period. However, based on management’s review with counsel, resolution of these matters is not expected to have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

Many aspects of the Company’s business involve substantial risks of liability and litigation. Underwriters, broker-dealers and investment advisers are exposed to liability under federal and state securities laws, other federal and state laws and court decisions, including decisions with respect to underwriters’ liability and limitations on indemnification, as well as with respect to the handling of customer accounts. For example, underwriters may be held liable for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered and broker-dealers may be held liable for statements made by their securities analysts or other personnel. In the past, FBRCM and MLV have been named as a defendant in a small number of securities claims involving their respective investment banking clients as a result of such broker-dealer’s role as an underwriter. In these cases, the underwriting agreement provides, subject to certain conditions, that the investment banking client is required to indemnify the underwriters against certain claims or liabilities, including claims or liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments which the underwriters are required to make as a result of the litigation. There can be no assurance that such indemnification or contribution will ultimately be available to the Company or that an investment banking client will be able to satisfy its indemnity or contribution obligations when due.

On January 30, 2017, the Court in the previously disclosed putative class action lawsuit of Waterford Township Police & Fire, Retirement System, vs. Regional Management Corp. et al. denied the Plaintiffs’ motion to file a third amended complaint, which would have revived claims previously dismissed on March 30, 2016. On March 1, 2017, plaintiffs filed a notice of appeal. Regional Management continues to indemnify all of the underwriters, including FBRCM, pursuant to the operative underwriting agreement.

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On January 5, 2017, the complaints filed in November 2015 and May 2016 naming MLV as a defendant in putative class action lawsuits alleging claims under the Securities Act in connection with the offerings of Miller Energy Resources, Inc. (“Miller”) have been consolidated. The Master Consolidated Complaint, styled Gaynor v. Miller et al., is pending in the United States District Court for the Eastern District of Tennessee, and, like its predecessor complaints, continues to allege claims under Sections 11 and 12 of the Securities Act against nine underwriters for alleged material misrepresentations and omissions in the registration statement and prospectuses issued in connection with six offerings (February 13, 2013; May 8, 2013; June 28, 2013; September 26, 2013; October 17, 2013 (as to MLV only) and August 21, 2014) with an alleged aggregate offering price of approximately $151,000. The plaintiffs seek unspecified compensatory damages and reimbursement of certain costs and expenses. Although MLV is contractually entitled to be indemnified by Miller in connection with this lawsuit, Miller filed for bankruptcy in October 2015 and this likely will decrease or eliminate the value of the indemnity that MLV receives from Miller. Briefing on the defendants’ motions to dismiss is ongoing and expected to be completed by the second quarter of 2017.

In accordance with applicable accounting guidance, the Company establishes an accrued liability for litigation and regulatory matters when those matters present loss contingencies that are both probable and estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. When a loss contingency is not both probable and estimable, the Company does not establish an accrued liability. As a litigation or regulatory matter develops, management, in conjunction with counsel, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. The pending cases discussed above involving FBRCM and MLV are at a preliminary stage, and based on management’s review with counsel and present information known by management, a loss contingency for these matters was not probable and estimable as of December 31, 2016.

In certain circumstances, broker-dealers and asset managers may also be held liable by customers and clients for losses sustained on investments. In recent years, there has been an increasing incidence of litigation and actions by government agencies and self-regulatory organizations involving the securities industry, including class actions that seek substantial damages. The Company is also subject to the risk of litigation, including litigation that may be without merit. As the Company intends to actively defend any such litigation, significant legal expenses could be incurred. An adverse resolution of any future litigation against the Company could materially affect its financial condition, operating results and liquidity.

Other

In February 2016, pursuant to a compensation plan, the Company granted certain employees an interest in a pool of assets valued at $2,766. The individual awards are subject to a 4-year cliff vesting requirement based on continued service. The terms of the compensation plan provide that any forfeited awards be reallocated to remaining award recipients and that the total value of the asset pool at the date of vesting be distributed. The specific assets in the pool may change over the vesting period and the Company may settle the awards in cash. The value of the asset pool was $2,617 as of December 31, 2016. During the year ended December 31, 2016, the Company recorded expense of $600 related to this plan. This amount is included in compensation and benefits in the consolidated statements of operations.

Note 11. Shareholders’ Equity:

Share Repurchases

During the year ended December 31, 2016, the Company repurchased, in open market or privately negotiated transactions, 755,535 shares of its common stock at a weighted average share price of $17.34 per share for a total cost of $13,104. As of December 31, 2016, the Company had remaining authority to repurchase 722,170 additional shares. During the year ended December 31, 2015, the Company repurchased 1,949,517 shares of its common stock at a weighted average share price of $23.20 per share for a total cost of $45,219.

During the year ended December 31, 2014, the Company repurchased 2,380,504 shares of its common stock at a weighted average share price of $26.92 per share for a total cost of $64,094. Included in these share repurchases were 1,178,607 shares repurchased in open market transactions at a weighted average share price of $25.76 per share for a total cost $30,362 and 1,201,897 shares repurchased pursuant to a modified “Dutch auction” tender offer at a weighted average share price of $28.06 per share and a total cost, including transaction costs, of $33,732.

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The Company also purchases shares of its common stock from recipients of stock-based compensation awards upon the vesting of RSU and restricted stock awards, and the exercise of options to purchase stock, as recipients sell shares to meet their tax obligations. During the years ended December 31, 2016, 2015 and 2014, the Company purchased 548,000 shares, 138,000 shares and 71,000, respectively, at weighted average prices per share of $16.95, $22.56 and $25.68, respectively, for a total cost of $9,302, $3,113 and $1,823, respectively.

Dividends

For the years ended December 31, 2016 and 2015, the Company’s Board of Directors has declared cash dividends on its common stock as summarized in the following table.

Date Declared	Record Date	Payable Date	Dividends per Share
October 25, 2016	November 14, 2016	November 25, 2016	$0.20
July 14, 2016	July 29, 2016	August 26, 2016	$0.20
April 26, 2016	May 9, 2016	May 27, 2016	$0.20
February 10, 2016	February 22, 2016	March 4, 2016	$0.20
October 20, 2015	November 2, 2015	November 27, 2015	$0.20
June 16, 2015	July 31, 2015	August 28, 2015	$0.20

See Note 16. Subsequent Events for information regarding dividends declared subsequent to the balance sheet date.

Unvested RSUs and restricted shares carry dividend rights in which dividends are payable as the RSUs and restricted shares vest in accordance with the respective underlying grants. As of December 31, 2016, the Company had $688 of dividends payable related to such unvested RSUs and restricted shares. With respect to RSUs that vest based on both individual service requirements and the Company’s achievement of specific performance goals, the Company’s dividend payable is consistent with the Company’s assessment of the rate at which these awards would vest.

FBR & Co. Employee Stock Purchase Plan

Under the Employee Stock Purchase Plan (“Purchase Plan”), eligible employees may purchase common stock through payroll deductions at a price that is 85% of the lower of the market value of the common stock on the first day of the offering period or the last day of the offering period. In accordance with the provisions of ASC 718, “Compensation – Stock Compensation” (“ASC 718”), the Company is required to recognize compensation expense relating to shares offered under the Purchase Plan. For the years ended December 31, 2016, 2015 and 2014, the Company recognized compensation expense of $70, $177 and $247, respectively, related to the Purchase Plan.

Stock Compensation Plans

FBR & Co. Amended 2006 Long-Term Incentive Plan (“FBR & Co. Long-Term Incentive Plan”)

Under the FBR & Co. Long-Term Incentive Plan, as amended, the Company may grant options to purchase stock, stock appreciation rights, performance awards, restricted and unrestricted stock and RSUs for up to an aggregate of 7,217,496 shares of common stock, subject to increase under certain provisions of the plan, to eligible participants. Participants include employees, officers and directors of the Company and its subsidiaries. The plan’s termination date is October 22, 2023 unless it is terminated sooner by the Company’s Board of Directors. The FBR & Co. Long-Term Incentive Plan has a term of 10 years and options granted may have an exercise period of up to 10 years. Options may be incentive stock options, as defined by Section 422 of the Internal Revenue Code, or nonqualified stock options.

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The Company grants options to purchase stock, restricted shares of common stock and RSUs to employees and members of the Company’s board of directors that vest based on meeting specified service conditions of one to five years and in certain cases achievement of specified performance goals. The following table presents compensation expense related to these awards for the periods indicated:

	Year Ended December 31,
	2016	2015	2014
Stock options	$25	$7	$(44)
Restricted shares	481	381	296
RSUs	(153)	6,627	8,897

The following table presents the unrecognized compensation related to unvested restricted shares of common stock and RSUs and the weighted average vesting period in which the expense will be recognized:

	As of December 31, 2016
	Stock Options	Restricted Shares	RSUs	Performance Condition RSUs
Unrecognized compensation	$4	$167	$2,750	(1)
Unvested awards	9,800	25,099	332,817	(1)
Weighted average vesting period	0.11 years	0.46 years	2.33 years	(1)

(1)	The unvested performance condition RSUs and unrecognized compensation amounts specified are based on the Company’s assessment of the rate at which the performance conditions will be met and the related percentage of awards that will vest. The total unvested awards that include a performance condition and related unrecognized compensation and weighted average vesting period are 507,663, $12,094 and 0.56 years, respectively. This total compensation would only be recognized if all of the applicable awards with performance conditions vested at a 100% rate.

Stock Options

A summary of option activity under the FBR & Co. Long Term Incentive Plan as of December 31, 2016, and changes during the years ended December 31, 2016, 2015 and 2014 are presented below:

	Number of Shares	Weighted-average Exercise Prices	Weighted-average Remaining Contractual Life
Share Balance as of December 31, 2013	1,066,803	$21.63	0.13
Granted	—	—
Forfeitures/Expirations	(13,334)	22.44
Option Exercised	(63,368)	16.87
Share Balance as of December 31, 2014	990,101	$21.92	0.08
Granted	—	—
Forfeitures/Expirations	(80,651)	26.79
Option Exercised	(448,657)	21.49
Share Balance as of December 31, 2015	460,793	$21.49	1.99
Granted	9,800	16.52
Forfeitures/Expirations	(91,767)	21.08
Option Exercised	(35,166)	17.93
Share Balance as of December 31, 2016	343,660	$21.83	1.71
Options Exercisable as of December 31, 2016	333,860	$21.98	1.66

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Restricted Stock

A summary of unvested restricted stock awards as of December 31, 2016, and changes during the years ended December 31, 2016, 2015 and 2014 are presented below:

	Number of Shares	Weighted- average Grant-date Fair Value	Weighted- average Remaining Vested Period
Share Balance as of December 31, 2013	10,421	$24.23	0.43
Granted	12,218	26.19	0.42
Vestings	(10,421)	24.23
Forfeitures	—	—
Share Balance as of December 31, 2014	12,218	$26.19	0.42
Granted	22,191	22.02	0.53
Vestings	(12,218)	26.19
Forfeitures	—	—
Share Balance as of December 31, 2015	22,191	$22.02	0.53
Granted	25,099	16.09	0.43
Vestings	(22,191)	22.02
Forfeitures	—	—
Share Balance as of December 31, 2016	25,099	$16.09	0.43

RSUs

A summary of unvested restricted stock units as of December 31, 2016, and changes during the years ended December 31, 2016, 2015 and 2014 are presented below:

	Number of Shares	Weighted- average Grant-date Fair Value	Weighted- average Remaining Vested Period
Share Balance as of December 31, 2013	1,903,334	$15.69	1.88
Granted	374,939	24.71
Vestings	(162,993)	18.81
Forfeitures	(126,368)	16.82
Share Balance as of December 31, 2014	1,988,912	$17.06	1.17
Granted	372,547	23.44
Vestings	(328,415)	17.29
Forfeitures	(89,889)	19.03
Share Balance as of December 31, 2015	1,943,155	$18.06	0.62
Granted	264,040	16.45
Vestings	(1,188,319)	15.19
Forfeitures	(178,396)	18.30
Share Balance as of December 31, 2016	840,480	$21.85	1.26

There were 230,258 RSU awards granted during the year ended December 31, 2015 and 277,405 RSU awards granted during the year ended December 31, 2014, that will vest based on both individual service requirements and the Company’s achievement of specified performance goals (the “2014 and 2015 performance condition RSUs”). During the years ended December 31, 2016 and 2015, no compensation was recognized for the 2014 and 2015 performance condition RSUs based on the Company’s assessment that the minimum performance thresholds will not be met.

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There were 375,000 RSUs granted during the year ended December 31, 2013 that vested in 2016 based on both individual service requirements and the achievement of a specified performance goal (“2013 performance condition RSUs”). In order for the performance goal to be met at a minimum level and for the awards to vest at a 50% rate, the tangible book value of the Company measured on a per share basis, must have increased by an amount equal to a 4% compound annual growth rate over the three-year period beginning on April 1, 2013 (the “2013 performance period”). The awards vest at a 100% level if the Company achieved a 7% compound annual growth rate over the 2013 performance period and at a proportionate rate at annual growth rates between a 4% and a 7%. In May 2016, based on the Company’s tangible book value growth during the 2013 performance period, 258,681 shares of the 2013 performance condition RSUs vested. As a result of activity during the three months ended March 31, 2016, this award vested at a lower rate than previously forecasted, as such $1,642 of stock compensation expense recognized in prior years was reversed during the three months ended March 31, 2016.

Deferred Compensation Awards

In addition, as part of the Company’s satisfaction of incentive compensation earned for past service under the Company’s variable compensation programs, employees may receive restricted shares of common stock or RSUs in lieu of cash payments. These shares and RSUs are issued to an irrevocable trust for the benefit of the employees and are not returnable to the Company. For the year ended December 31, 2016, the Company granted no such stock-based awards. For the years ended December 31, 2015 and 2014, the Company granted such stock-based awards with an aggregate fair value upon grant date of $630 and $7,317, respectively. A summary of restricted stock irrevocable trust awards as of December 31, 2016, and changes during the years ended December 31, 2016, 2015 and 2014 are presented below:

	Number of Shares	Weighted- average Grant-date Fair Value	Weighted- average Remaining Vested Period
Share Balance as of December 31, 2013	1,502	$13.51	0.46
Granted	—	—
Vestings	(1,225)	14.40
Share Balance as of December 31, 2014	277	$9.56	1.10
Granted	—	—
Vestings	—	—
Share Balance as of December 31, 2015	277	$9.56	0.11
Granted	—	—
Vestings	(277)	9.56
Share Balance as of December 31, 2016	—	$—	—

A summary of restricted stock unit awards held in the irrevocable trust as of December 31, 2016, and changes during the years ended December 31, 2016, 2015 and 2014 are presented below:

	Number of Shares	Weighted- average Grant-date Fair Value	Weighted- average Remaining Vested Period
Share Balance as of December 31, 2013	235,364	$18.09	1.92
Granted	294,843	24.82
Vestings	(34,737)	15.43
Share Balance as of December 31, 2014	495,470	$20.79	1.68
Granted	26,549	23.73
Vestings	(5,470)	9.56
Share Balance as of December 31, 2015	516,549	$21.10	0.79
Granted	—	—
Vestings	(194,057)	15.97
Share Balance as of December 31, 2016	322,492	$24.19	0.24

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Note 12. Net (Loss) Income Per Share:

Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding for the period, including RSUs that are not subject to forfeiture. Diluted earnings per share includes the impact of dilutive securities such as stock options, and unvested shares of restricted stock and RSUs that are subject to forfeiture. The following table presents the computations of basic and diluted earnings per share for the periods indicated:

	Year Ended		Year Ended		Year Ended
	December 31, 2016		December 31, 2015		December 31, 2014
	Basic	Diluted	Basic	Diluted	Basic	Diluted
Weighted average shares outstanding:
Common stock (in thousands)	7,428	7,428	8,069	8,069	10,283	10,283
Stock options, unvested restricted stock and RSUs (in thousands)	—	—	—	—	—	1,182
Weighted average common and common equivalent shares outstanding (in thousands)	7,428	7,428	8,069	8,069	10,283	11,465
Net (loss) income applicable to common stock	$(66,004)	$(66,004)	$(7,461)	$(7,461)	$17,019	$17,019
Net (loss) income per common share	$(8.89)	$(8.89)	$(0.92)	$(0.92)	$1.66	$1.48

The following table presents the number of antidilutive stock options, unvested restricted stock and RSUs outstanding for the periods indicated (in thousands):

	Year Ended December 31,
	2016	2015	2014
Stock Options—Employees and directors	334	461	731
Stock Options—Non-employee	32	32	27
Restricted Stock, unvested	25	22	12
Restricted Stock Units, unvested	788	1,943	1,074
Total	1,179	2,458	1,844

Note 13. Financial Instruments with Off-Balance-Sheet Risk and Credit Risk:

Financial Instruments

The Company’s trading and investment activities include equity securities, convertible debt securities, corporate debt securities and listed equity options that are primarily traded in United States markets. The Company also invests in non-registered investment funds that trade and invest in public and non-public debt and equity securities. As of December 31, 2016 and 2015, the Company had not entered into any transactions involving financial instruments that would expose the Company to significant related off-balance-sheet risk.

In addition, as part of its market making activities, the Company sells equity and debt securities it does not currently own (financial instruments sold, not yet purchased—see Note 3. Financial Instruments). When the Company sells a security short and borrows the security to make a delivery, a gain, limited to the price at which the Company sold the security short, or a loss, unlimited in size, will be realized upon the termination of the short sale.

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Market Risk

The securities industry is subject to numerous risks, including the risk of loss associated with the underwriting, ownership, and trading of securities, and the risk of reduced revenues in periods of reduced demand for security offerings and activity in secondary trading markets. Changing economic and market trends may negatively impact the liquidity and value of the Company’s investments and the level of security offerings underwritten by the Company, which may adversely affect the Company’s revenues and profitability.

Market risk is primarily caused by movements in market prices of the Company’s trading and investment securities and changes in value of the underlying securities of the investment funds in which the Company invests. The Company’s trading securities and investments are also subject to interest rate volatility and possible illiquidity in markets in which the Company trades or invests. The Company seeks to manage market risk through monitoring procedures. The Company’s principal transactions are primarily long and short equity and convertible debt transactions.

Positions taken and commitments made by the Company, including those made in connection with investment banking activities, may result in substantial amounts of exposure to individual issuers and businesses, including non-investment grade issuers, securities with low trading volumes and those not readily marketable. These issuers and securities may expose the Company to a higher degree of risk than associated with investment grade instruments.

Credit Risk

The Company’s broker-dealer subsidiaries clear all of their securities transactions through clearing brokers on a fully disclosed basis. Pursuant to the terms of the agreements between the Company’s broker-dealer subsidiaries and their clearing brokers, the clearing brokers have the right to charge the Company for losses that result from a counterparty’s failure to fulfill its contractual obligations. As the right to charge the Company’s broker-dealer subsidiaries has no maximum amount and applies to all trades executed through the clearing brokers, the Company believes there is no maximum amount assignable to this right. At December 31, 2016 and 2015, the Company has recorded no liabilities, and during the years ended December 31, 2016, 2015 and 2014, the Company did not incur any significant costs, with regard to this right. In addition, the Company has the right to pursue collection from the counterparties who do not perform under their contractual obligations. The Company monitors the credit standing of the clearing brokers and all counterparties with which it conducts business. The Company attempts to limit its credit spread risk by offsetting long or short positions in various related securities.

Through indemnification provisions in agreements with clearing organizations, customer activities may expose the Company to off-balance-sheet credit risk. Financial instruments may have to be purchased or sold at prevailing market prices in the event a customer fails to settle a trade on its original terms or in the event cash and securities in customer margin accounts are not sufficient to fully cover customer obligations. The Company seeks to manage the risks associated with customer activities through customer screening and selection procedures as well as through requirements on customers to maintain margin collateral in compliance with various regulations and clearing organization policies.

Credit risk from the Company’s securities lending operations arises if a lender or borrower defaults on an outstanding securities loan or borrow transaction and the cash or securities the Company is holding is insufficient to cover the amount they owe the Company for that receivable. The Company assigns credit limits and collateral posting thresholds for each counterparty and these limits and thresholds are reviewed periodically.

The Company’s equity and debt securities held for trading and investment purposes include non-investment grade securities of privately held issuers with no ready markets. The concentration and illiquidity of these investments expose the Company to a higher degree of risk than associated with readily marketable securities.

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Note 14. Related-Party Transactions:

From time to time the Company may provide advances or interest bearing loans to employees, generally in connection with employee recruitment, that are typically short term in nature and repaid from incentive compensation earned by the employee.

In connection with the MLV acquisition, during 2015 the Company made full-recourse employee loans that can be forgiven based on continued employment and performance over the next five years. Such employee loans will be forgiven and amortized to compensation and benefits expense based on a combination of continued employment and achievement of performance goals over the five-year term. As of December 31, 2016 and 2015 there was $3,592 and $3,485, respectively, of outstanding employee advances and loans included in other receivables on the consolidated balance sheets.

Note 15. Employee Benefits:

Employees of the Company are eligible to participate in the FBR & Co. 401(k) Plan (the “401(k) Plan”), a defined contribution plan sponsored by the Company Participants may contribute to the Plan up to the limits set by the United States Internal Revenue Service. The Company may make discretionary contributions to the 401(k) Plan for the benefit of eligible employees contingent upon achieving certain annual Company goals. Employee contributions and discretionary Company matches paid by the Company are 100% vested when made. During the year ended December 31, 2014, the Company contributed $717 to the 401(k) Plan for the benefit of eligible employees. The Company did not make any comparable contributions during each of the years ended December 31, 2016 and 2015.

Note 16. Subsequent Events:

Dividend Declaration

On February 9, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per common share to be paid on March 3, 2017 to shareholders of record as of the close of business on February 20, 2017.

Merger Agreement

On February 17, 2017, the Company signed a stock for stock merger agreement with B. Riley Financial, Inc., a publicly traded diversified financial services company based in Los Angeles. Pursuant to this agreement, and subject to, among other conditions, shareholder and regulatory approvals, B. Riley Financial, Inc. will acquire the Company. This transaction is expected to close in the second quarter of 2017. Following completion of this merger, the Company will be a subsidiary of B. Riley Financial, Inc.

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Note 17. Quarterly Data (Unaudited):

The following tables set forth selected information for each of the fiscal quarters during the years ended December 31, 2016 and 2015. The selected quarterly data is derived from unaudited financial statements of the Company and has been prepared on the same basis as the annual, audited financial statements to include, in the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary for fair statement of the results for such periods:

Note: The sum of quarterly earnings per share amounts may not equal full year earnings per share amounts due to differing average outstanding shares amounts for the respective periods.

	Revenues, net of interest expense	Net (loss) income before income taxes	Net (loss) income	Basic (loss) earnings per share	Diluted (loss) earnings per share
2016
First Quarter	$17,900	$(12,085)	$(5,454)	$(0.72)	$(0.72)
Second Quarter	20,887	(9,190)	(8,208)	(1.08)	(1.08)
Third Quarter	19,320	(11,633)	(57,331)	(7.88)	(7.88)
Fourth Quarter	40,210	5,156	4,989	0.69	0.68
Total Year	$98,317	$(27,752)	$(66,004)	$(8.89)	$(8.89)
2015
First Quarter	$27,095	$(3,843)	$(2,522)	$(0.29)	$(0.29)
Second Quarter	44,256	4,398	2,899	0.36	0.32
Third Quarter	25,580	(6,309)	(3,428)	(0.43)	(0.43)
Fourth Quarter	23,464	(10,004)	(4,410)	(0.59)	(0.59)
Total Year	$120,395	$(15,758)	$(7,461)	$(0.92)	$(0.92)

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